Exhibit 10.4

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of December 29, 2020, is entered into by and among Romeo Power, Inc. (formerly known as RMG Acquisition Corp.), a Delaware corporation (the “Company”), RMG Sponsor, LLC, a Delaware limited liability company (“RMG Sponsor”), and each of the stockholders of the Company whose name appears on the signature pages hereto (each a “Stockholder,” and collectively with RMG Sponsor, the “Stockholders”).

RECITALS

WHEREAS, the Company entered into that certain Agreement and Plan of Merger, dated as of October 5, 2020 (as may be amended from time to time, the “Merger Agreement”), with RMG Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Romeo Systems, Inc., a Delaware corporation (“Romeo Systems”), pursuant to which, among other transactions, Merger Sub is merging with and into Romeo Systems, with Romeo Systems surviving the merger (the “Merger”);

WHEREAS, in connection with entering into the Merger Agreement, the Company entered into letter agreements with each of the Stockholders pursuant to which each Stockholder agreed to restrictions on its right to transfer shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) held by it following consummation of the Merger (collectively, the “Lock-Up Agreements”);

WHEREAS, in connection with the Merger, the Stockholders have agreed to execute and deliver this Agreement;

WHEREAS, as of immediately following the closing of the Merger (the “Closing”), each of the Stockholders will Beneficially Own (as defined below) the respective number of shares of Common Stock set forth on Annex A hereto;

WHEREAS, the Stockholders in the aggregate Beneficially Own (as defined below) shares of Common Stock representing more than fifty percent (50%) of the outstanding voting power of the Company; and

WHEREAS, the number of shares of Common Stock Beneficially Owned by each Stockholder may change from time to time, in accordance with the terms of (x) the Certificate of Incorporation of the Company, as it may be amended, supplemented and/or restated from time to time (the “Charter”), (y) the Bylaws of the Company, as it may be amended and/or restated from time to time (the “Bylaws”), and (z) the Lock-Up Agreements, which changes shall be reported by each Stockholder in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree to the following:

1.             Definitions. Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated when used in this Agreement with initial capital letters:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Beneficial Ownership” by a Person of any securities means that such Person is a beneficial owner of such securities in accordance with Rule 13d-3 under the Exchange Act, including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock (whether such acquisition may be made within sixty (60) days or a longer period), but excluding shares of stock underlying unexercised options or warrants; provided, however, that, for purposes of this Agreement, no member of the RMG Sponsor Group shall be deemed to Beneficially Own any Voting Shares or other securities owned by any members of the Former Romeo Stockholders Group, and no member of Former Romeo Stockholders Group be deemed to Beneficially Own any Voting Shares or other securities owned by any members of the RMG Sponsor Group; and provided, further, that, for purposes of calculating Beneficial Ownership by a Person, Voting Shares Beneficially Owned by such Person shall not be double-counted with Voting Shares Beneficially Owned by such Person’s Affiliates and any group in which such Person is a member. The term “Beneficially Owned” shall have a correlative meaning. “Closing Date” has the meaning given to such term in the Merger Agreement.

“BorgWarner” shall mean BorgWarner Inc., a Delaware corporation.

“Former Romeo Stockholders” shall mean the Stockholder who are designated as “Former Romeo Systems Stockholders” on Annex A hereto.

“Former Romeo Stockholders Group” shall mean the Former Romeo Stockholders and their respective stockholders, partners and members.

“Independent Director” shall mean, regardless of whether an RMG Sponsor Designee, a Romeo Designee, or the BorgWarner Designee, a person nominated for or appointed to the Board of Directors who, as of the time of determination is independent for purposes of the NYSE Rules and the rules of the Securities and Exchange Commission.

“Lock-Up Period” shall have the meaning ascribed to such term in the Lock-Up Agreements.

“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable law, within such party’s control and do not directly conflict with any rights expressly granted to such party in this Agreement, the Merger Agreement, the Lock-Up Agreements, the Charter or the Bylaws of the Company) reasonably necessary and desirable within his, her or its control to cause such result, including, without limitation (i) calling special meetings of the Board and the stockholders of the Company, (ii) voting or providing a proxy with respect to the Voting Shares (as defined below) Beneficially Owned by such party, (iii) causing the adoption of stockholders’ resolutions and amendments to the Charter or Bylaws of the Company, including executing written consents in lieu of meetings, (iv) executing agreements and instruments, (v) causing members of the Board (to the extent such members were elected, nominated or designated by the party obligated to undertake such action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner and (vi) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such a result.

“NYSE Rules” shall mean the New York Stock Exchange rules or other rules of a national securities exchange upon which the Voting Shares are listed or to which they are then subject.

“Permitted Transferees” shall have the meaning ascribed to such term in the Registration Rights Agreement.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity.

“RMG Sponsor Group” shall mean RMG Sponsor and its stockholders, partners and members.

2.             Agreement to Vote. During the term of this Agreement, each Stockholder shall vote or cause to be voted all securities of the Company that may be voted in the election of the Company’s directors registered in the name of, or Beneficially Owned by such Stockholder, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, including, without limitation, voting or causing to be voted all Voting Shares Beneficially Owned by such Stockholder elect and/or maintain in office as members of the Board those individuals designated by the Company pursuant to this Section 3 and to otherwise effect the intent of the provisions of this Agreement; provided, that, for the purposes of Section 3.2.1, (x) each Stockholder shall be obligated to vote or caused to be voted any Voting Shares Beneficially Owned by such Stockholder in favor of the election of the Independent Directors (other than RMG Sponsor Designees and Romeo Designees) only for the first year following the Closing Date, and (y) except as set forth in the preceding clause (x) no Stockholder shall be obligated to vote or cause to be voted any Voting Shares Beneficially Owned by such Stockholder in favor of the election of any Independent Director and each Stockholder may vote or cause to be voted any Voting Shares Beneficially Owned by such Stockholder with respect to any Independent Director in its sole discretion. Each of the Stockholders agree not to take, directly or indirectly, any actions (including removing directors in a manner inconsistent with this Agreement) that would frustrate, obstruct or otherwise affect the provisions of this Agreement and the intention of the parties hereto with respect to the composition of the Board as herein stated. Except as explicitly provided in this Agreement, each Stockholder is free to vote or cause to be voted all Voting Shares Beneficially Owned by such Stockholder.

3.           Board of Directors.

3.1         Size of the Board. Subject to the terms and conditions of this Agreement, from the date of this Agreement, the Company shall take all Necessary Action to (i) cause, effective immediately following the Effective Time, the Board to be comprised of nine (9) directors and (ii) ensure that the size of the Board remains at nine (9) directors, except as may otherwise be approved by the Board of Directors, acting with the approval of a majority of the Independent Directors and the RMG Sponsor Designees and the Romeo Designees.

3.2         Board Composition. Subject to the terms and conditions of this Agreement, from the date of this Agreement, the Company shall take all Necessary Action to ensure that the following persons shall be elected to the Board:

3.2.1         five (5) Independent Directors, which individuals shall initially be Philip Kassin, Robert Mancini, Susan Brennan, Donald Gottwald and Timothy Stuart (collectively, the “Independent Directors”) and shall thereafter be designated as determined by the Board; provided, that at least one of the Independent Directors must qualify as an “audit committee financial expert” within the meaning of U.S. Securities and Exchange Commission Regulation S-K;

3.2.2         two (2) directors designated from time to time by RMG Sponsor (the “RMG Sponsor Designees”), two (2) of whom must be Independent Directors, for so long as RMG Sponsor Beneficially Owns 50% or more of the shares of Common Stock owned by RMG Sponsor on the Closing Date (as adjusted in the event of any stock split, stock dividend, recapitalization, reorganization or the like affecting the Common Stock), and one (1) director designated from time to time by RMG Sponsor, who must be an Independent Director, for so long as RMG Sponsor Beneficially Owns 25% or more (but less than 50%) of the shares of Common Stock owned by RMG Sponsor on the Closing Date (as adjusted in the event of any stock split, stock dividend, recapitalization, reorganization or the like affecting the Common Stock), which RMG Sponsor Designees shall initially be Robert Mancini, who shall serve as non-executive Chairman of the Board for so long as he remains a RMG Sponsor Designee on the Board, and Philip Kassin;

3.2.3         (A) at any time that BorgWarner does not have the right to designate a director pursuant to Section 3.2.4, two (2) directors designated from time to time by the Former Romeo Stockholders that Beneficially Own a majority of the shares of Common Stock held by all Former Romeo Stockholders (each, a “Romeo Designee” and collectively, the “Romeo Designees”), for so long as the Former Romeo Stockholders collectively Beneficially Own 50% or more of the shares of Common Stock owned by the Former Romeo Stockholders on the Closing Date (as adjusted in the event of any stock split, stock dividend, recapitalization, reorganization or the like affecting the Common Stock), and one (1) director designated from time to time by the Former Romeo Stockholders that Beneficially Own a majority of the shares of Common Stock held by all Former Romeo Stockholders for so long as the Former Romeo Stockholders Beneficially Own 25% or more (but less than 50%) of the shares of Common Stock owned by the Former Romeo Stockholders on the Closing Date (as adjusted in the event of any stock split, stock dividend, recapitalization, reorganization or the like affecting the Common Stock), and (B) at any time that BorgWarner has the right to designate a director pursuant to Section 3.2.4, one (1) Romeo Designee designated from time to time by the Former Romeo Stockholders other than BorgWarner that Beneficially Own a majority of the shares of Common Stock held by all Former Romeo Stockholders other than BorgWarner, for so long as the Former Romeo Stockholders other than BorgWarner Beneficially Own 25% or more of the shares of Common Stock owned by the Former Romeo Stockholders other than BorgWarner on the Closing Date (as adjusted in the event of any stock split, stock dividend, recapitalization, reorganization or the like affecting the Common Stock), which Romeo Designee shall initially be Lauren Webb;

3.2.4         one (1) director designated from time to time by BorgWarner (the “BorgWarner Designee”) for so long as BorgWarner Beneficially Owns 7,677,071 or more shares of Common Stock owned by BorgWarner on the Closing Date, as adjusted in the event of any stock split, stock dividend, recapitalization, reorganization or the like affecting the Common Stock, which BorgWarner Designee shall initially be Brady Ericson;

3.2.5         one (1) director who shall be the individual serving as the Chief Executive Officer of the Company (the “CEO Director”), which individual shall initially be Lionel E. Selwood Jr.; and

3.2.6         one (1) director designated from time to time by Republic (the “Republic Designee” and together with the Romeo Designees, the RMG Sponsor Designees and the BorgWarner Designee, the “Designees”) for so long as Republic Beneficially Owns one million five hundred thousand (1,500,000) or more shares of Common Stock, as adjusted in the event of any stock split, stock dividend, recapitalization, reorganization or the like affecting the Common Stock, which Republic Designee shall initially be Timothy Stuart.

3.3         Decrease in Designees.

3.3.1        Upon any decrease in the number of directors that RMG Sponsor, the Former Romeo Stockholders or BorgWarner are entitled to designate for nomination to the Board, RMG Sponsor, the Former Romeo Stockholders or BorgWarner, as applicable, shall, at the request of the Board, take all Necessary Action to cause the appropriate number of Designees to offer to tender their resignation, effective as of the next annual meeting of stockholders of the Company. Any Designee resigning pursuant to this Section 3.3.1 shall be permitted to continue serving as a director until the next annual meeting of stockholders of the Company.

3.3.2         If as a result of the provisions of Section 3.2.2, 3.2.3 or 3.2.4 there are seats on the Board for which none of RMG Sponsor or the Former Romeo Stockholders have the right to designate a director, the selection of such director shall be conducted in accordance with applicable law and with the Charter, Bylaws of the Company, and the other corporate governance documents of the Company.

3.4         Resignation; Removal; Vacancies.

3.4.1         Any director may resign at any time upon written notice to the Board.

3.4.2         (A) RMG Sponsor shall have the exclusive right to remove one or more of the RMG Sponsor Designees from the Board, and the Company shall take all Necessary Action to cause the removal of any such RMG Sponsor Designee(s) at the written request of RMG Sponsor and (B) RMG Sponsor shall have the exclusive right, in accordance with Subsection 3.2.2, to designate a director for election to the Board to fill the vacancy created by reason of death, removal or resignation of a RMG Sponsor Designee, and the Company shall take all Necessary Action to cause any such vacancy to be filled by a replacement RMG Sponsor Designee as promptly as reasonably practicable.

3.4.3         (A) Former Romeo Stockholders that Beneficially Own a majority of the shares of Common Stock held by all Former Romeo Stockholders shall have the exclusive right to remove one or more of the Romeo Designees from the Board, and the Company shall take all Necessary Action to cause the removal of any such Romeo Designee(s) at the written request of such Former Romeo Stockholders and (B) Former Romeo Stockholders that Beneficially Own a majority of the shares of Common Stock held by all Former Romeo Stockholders shall have the exclusive right, in accordance with Section 3.2.3, to designate directors for election to the Board to fill vacancies created by reason of death, removal or resignation of Romeo Designees, and the Company shall take all Necessary Action to cause any such vacancies to be filled by replacement Romeo Designees as promptly as reasonably practicable.

3.4.4         (A) BorgWarner shall have the exclusive right to remove the BorgWarner Designee from the Board, and the Company shall take all Necessary Action to cause the removal of any such BorgWarner Designee at the written request of BorgWarner and (B) BorgWarner shall have the exclusive right, in accordance with Subsection 3.2.4, to designate a director for election to the Board to fill the vacancy created by reason of death, removal or resignation of the BorgWarner Designee, and the Company shall take all Necessary Action to cause any such vacancy to be filled by a replacement BorgWarner Designee as promptly as reasonably practicable.

3.4.5         If at any time a Person serving as the CEO Director ceases to be the Chief Executive Officer of the Company, the Company shall take all Necessary Action to cause the removal of such Person as the CEO Director and, at such time as a succeeding Chief Executive Officer is appointed by the Board, the appointment or election of such Person as the CEO Director.

3.5         Committees; Board Observer Rights.

3.5.1         In accordance with the Charter, Bylaws, and other corporate governance documents of the Company, the Board may from time to time by vote or resolution establish and maintain one or more committees of the Board. Subject to applicable laws, stock exchange regulations and applicable listing requirements, RMG Sponsor, the Former Romeo Stockholders and BorgWarner shall each, severally, have the right to have one RMG Sponsor Designee, one Romeo Designee and the BorgWarner Designee, respectively, appointed to serve on each committee of the Board for so long as RMG Sponsor, the Former Romeo Stockholders and BorgWarner, as applicable, have the right to designate a director for election to the Board. The Company shall take all Necessary Action to cause the initial composition of certain committees of the Board to be agreed among RMG Sponsor, Former Romeo Stockholders that Beneficially Own a majority of the shares of Common Stock held by all Former Romeo Stockholders, BorgWarner and the Company. The Board may dissolve any committee or remove any member of a committee at any time, provided that, (x) for so long as RMG Sponsor has the right to designate a director for election to the Board, following any such removal, RMG Sponsor shall have the right to maintain at least one RMG Sponsor Designee serving on such committee, (y) for so long as the Former Romeo Stockholders have the right to designate a director for election to the Board, following any such removal, Former Romeo Stockholders that Beneficially Own a majority of the shares of Common Stock held by all Former Romeo Stockholders shall have the right to maintain at least one Romeo Designee serving on such committee and (z) for so long as BorgWarner has the right to designate a director for election to the Board, following any such removal, BorgWarner shall have the right to maintain the BorgWarner Designee serving on such committee.

3.5.2         Subject to applicable laws and stock exchange regulations and applicable listing requirements, RMG Sponsor shall also have the right to appoint two (2) observers (each, a “Board Observer”) to attend any meeting of the Board for so long as RMG Sponsor has the right to designate at least one director for nomination under this Agreement. Any meeting of the Board may exclude a Board Observer from access to any meeting materials or information or meeting or portion thereof or written consent if the Board determines, in good faith, that (i) such exclusion is reasonably necessary to protect highly confidential proprietary information of the Company or confidential proprietary information of third parties that the Company is required to hold in confidence or (ii) such access would reasonably be expected to result in a conflict of interest with the Company; provided, that such exclusion shall be limited to the portion of the meeting materials or information or meeting or written consent that is the basis for such exclusion and shall not extend to any portion of the meeting materials or information or meeting or written consent that does not involve or pertain to such exclusion.

3.6        Voting. The Company agrees not to take, directly or indirectly, any actions (including removing directors in a manner inconsistent with this Agreement) that would frustrate, obstruct or otherwise affect the provisions of this Agreement and the intention of the parties hereto with respect to the composition of the Board as herein stated.

4.           Representations and Warranties of each Stockholder. Each Stockholder on its own behalf hereby represents and warrants to the Company and the other Stockholders, severally and not jointly, with respect to such Stockholder and such Stockholder’s ownership of his, her or its Voting Shares set forth on Annex A, as of the date of this Agreement, as follows:

4.1          Organization; Authority. If Stockholder is a legal entity, Stockholder (i) is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If Stockholder is a natural person, Stockholder has the legal capacity to enter into this Agreement and perform his or her obligations hereunder. If Stockholder is a legal entity, this Agreement has been duly authorized, executed and delivered by Stockholder. This Agreement constitutes a valid and binding obligation of Stockholder enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

4.2         No Consent. Except as provided in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Stockholder is required in connection with the execution, delivery and performance of this Agreement, except where the failure to obtain such consents, approvals, authorizations or to make such designations, declarations or filings would not materially interfere with a Stockholder’s ability to perform his, her or its obligations pursuant to this Agreement. If Stockholder is a natural person, no consent of such Stockholder’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the performance of Stockholder’s obligations hereunder. If Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

4.3         No Conflicts; Litigation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) if such Stockholder is a legal entity, conflict with or violate any provision of the organizational documents of Stockholder, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or to Stockholder’s property or assets, except, in the case of clause (B), that would not reasonably be expected to impair, individually or in the aggregate, Stockholder’s ability to fulfill its obligations under this Agreement. As of the date of this Agreement, there is no Action pending or, to the knowledge of a Stockholder, threatened, against such Stockholder or any of Stockholder’s Affiliates or any of their respective assets or properties that would materially interfere with such Stockholder’s ability to perform his, her or its obligations pursuant to this Agreement or that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

4.4         Ownership of Shares. Stockholder Beneficially Owns his, her or its Voting Shares free and clear of all encumbrances, other than as set forth in the Lock-Up Agreements, the Registration Rights Agreement and this Agreement. Except pursuant to this Agreement, the Merger Agreement and the Registration Rights Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, acquisition, disposition, Transfer or voting of Voting Shares and there are no voting trusts or voting agreements with respect to the Voting Shares. Stockholder does not Beneficially Own (i) any shares of capital stock of the Company other than the Voting Shares set forth on Annex A and (ii) any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, other than as set forth on Annex A (collectively, “Options”).

5.           Covenants of the Company.

5.1          The Company shall: (i) take any and all action reasonably necessary to effect the provisions of this Agreement and the intention of the parties with respect to the terms of this Agreement; (ii) not take any action that would reasonably be expected to adversely frustrate, obstruct or otherwise affect the rights of RMG Sponsor under this Agreement without the prior written consent of RMG Sponsor; (iii) not take any action that would reasonably be expected to adversely frustrate, obstruct or otherwise affect the rights of the Former Romeo Stockholders under this Agreement without the prior written consent of the holders of the majority of Common Stock held by the Former Romeo Stockholders at the time of such action; and (iv) not take any action that would reasonably be expected to adversely frustrate, obstruct or otherwise affect the rights of BorgWarner under this Agreement without the prior written consent of BorgWarner.

5.2          The Company shall (i) purchase and maintain in effect at all times directors’ and officers’ liability insurance in an amount and pursuant to terms determined by the Board to be reasonable and customary, (ii) for long as any director nominated pursuant to this Agreement serves as a director on the Board, maintain such coverage with respect to such director, and (iii) cause the Charter and Bylaws of the Company (each as may be further amended, modified and/or supplemented) to at all times provide for the indemnification, exculpation and advancement of expenses of all directors of the Company to the fullest extent permitted under applicable law; provided, that upon removal or resignation of any director for any reason, the Company shall take all actions reasonable necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six (6) years from any such event in respect of any act or omission occurring at or prior to such event.

5.3          The Company shall pay all reasonable out-of-pocket expenses incurred by the directors in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board. The Company shall enter into customary indemnification agreements with each director and officer of the Company from time to time.

6.           No Other Voting Trusts or Other Arrangement. Each Stockholder shall not, and shall not permit any entity under such Stockholder’s control to (i) deposit any Voting Shares or any interest in any Voting Shares in a voting trust, voting agreement or similar agreement, (ii) grant any proxies, consent or power of attorney or other authorization or consent with respect to any of the Voting Shares or (iii) subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares, in each case, that conflicts with or prevents the implementation of this Agreement.

7.           Additional Shares. Each Stockholder agrees that all securities of the Company that may vote in the election of the Company’s directors that such Stockholder purchases, acquires the right to vote or otherwise acquires Beneficial Ownership of (including by the exercise or conversion of any security exercisable or convertible for shares of Common Stock) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Voting Shares for all purposes of this Agreement.

8.           No Agreement as Director or Officer. Stockholder is signing this Agreement solely in his, her or its capacity as a stockholder of the Company. No Stockholder makes any agreement or understanding in this Agreement in such Stockholder’s capacity as a director or officer of the Company or any of its Subsidiaries (if Stockholder holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Stockholder in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in such Stockholder’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Stockholder from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders.

9.           Termination. Following the Closing, (a) Sections 2, 3, 5, 6, and 7 of this Agreement shall terminate automatically (without any action by any party hereto) on the first date on which no Stockholder has the right to designate a director to the Board under this Agreement; provided, that the provisions in Section 5.2 shall survive such termination; and (b) the remainder of this Agreement shall terminate automatically (without any action by any party hereto) as to each Stockholder when such Stockholder ceases to Beneficially Own any Voting Shares.

10.         Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Stockholders shall become Voting Shares for purposes of this Agreement. During the term of this Agreement, all dividends and distributions payable in cash with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Stockholders and all dividends and distributions payable in Common Stock or other equity or securities convertible into equity with respect to the Voting Shares shall be paid, as applicable, to each of the undersigned Stockholders.

11.         Miscellaneous.

11.1        Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (except in the case of electronic mail, with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Romeo Power, Inc., 4380 Ayers Avenue, Vernon, CA 90058, Attn: Lionel Selwood with a copy to Paul Hastings LLP, 1999 Avenue of the Stars, Los Angeles, CA 90067, Attn: David M. Hernand and, if to any Stockholder, to the address or email address, as applicable, of such party set forth on Annex A hereto. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 11.1.

11.2       Assignment; No Third Party Beneficiaries.

11.2.1    Subject to Section 11.2.3, this Agreement and the rights, duties and obligations of the Company, as the case may be, hereunder may not be assigned or delegated by the Company, as the case may be, in whole or in part.

11.2.2    Prior to the expiration of the Lock-Up Period applicable to a Stockholder, such Stockholder may not assign or delegate such Stockholder’s rights, duties or obligations under this Agreement, in whole or in part, in violation of the applicable Lock-Up Period, except in connection with a transfer of Registrable Securities (as defined in the Registration Rights Agreement) by such Stockholder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

11.2.3    This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the applicable Stockholders, which shall include Permitted Transferees.

11.2.4    This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement.

11.2.5    No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 11.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 11.2 shall be null and void.

11.3       Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.4       Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought against any of the parties in the United States District Court for the District of Delaware or any Delaware state court located in Wilmington, Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

11.5       WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

11.6       Amendments and Modifications. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, RMG Sponsor, if at the time of such amendment or waiver RMG Sponsor is entitled to designate a director pursuant to Section 3.2.2, the Former Romeo Stockholders representing the majority of Common Stock held by the Former Romeo Stockholders at the time of such amendment or waiver, if at the time of such amendment or waiver the Former Romeo Stockholders are entitled to designate a director pursuant to Section 3.2.3, and BorgWarner, if at the time of such amendment or waiver BorgWarner is entitled to designate a director pursuant to Section 3.2.4. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11.7           Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.8           Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 11.8, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11.9           Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

12

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

ROMEO POWER, INC.

By:	/s/ Lionel Selwood, Jr.
Name:	Lionel E. Selwood, Jr.
Title:	President, Chief Executive Officer and Director

(Signature Page to Stockholders’ Agreement)

RMG SPONSOR, LLC

By: MKC Investments LLC, as Sole Managing Member of RMG Sponsor, LLC

By:	/s/ Robert Mancini
Name:	Robert S. Mancini
Title:	Chief Executive Officer

(Signature Page to Stockholders’ Agreement)

STOCKHOLDER:

Michael Patterson

By:	/s/ Michael Patterson

(Signature Page to Stockholders’ Agreement)

STOCKHOLDER:

Carson Levit

By:	/s/ Carson Levit

(Signature Page to Stockholders’ Agreement)

STOCKHOLDER:

Drew Lane Holdings, LLC

By:	/s/ James S. Gertler
Name:	James S. Gertler
Title:	Manager

(Signature Page to Stockholders’ Agreement)

STOCKHOLDER:

Drew Lane Capital, LLC

By:	/s/ James S. Gertler
Name:	James S. Gertler
Title:	President and CEO

(Signature Page to Stockholders’ Agreement)

STOCKHOLDER:

JSG Romeo Holdings, LLC

By:	/s/ James S. Gertler
Name:	James S. Gertler
Title:	Manager

(Signature Page to Stockholders’ Agreement)

STOCKHOLDER:

TAGH Investments, LLC

By:	/s/ David Ayres
Name:	David Ayres
Title:	CEO

(Signature Page to Stockholders’ Agreement)

STOCKHOLDER:

George W. Wellde, Jr.

By:	/s/ George W. Wellde, Jr.

(Signature Page to Stockholders’ Agreement)

STOCKHOLDER:

Charles S. Duncker

By:	/s/ Charles S. Duncker

(Signature Page to Stockholders’ Agreement)

STOCKHOLDER:

Paul Marsolan

By:	/s/ Paul Marsolan

(Signature Page to Stockholders’ Agreement)

STOCKHOLDER:

Ken Fried

By:	/s/ Ken Fried

(Signature Page to Stockholders’ Agreement)

STOCKHOLDER:

OpenDoor Venture Capital, LLC

By:	/s/ Ken Fried
Name:	Ken Fried
Title:	Founder

(Signature Page to Stockholders’ Agreement)

STOCKHOLDER:

Ulysses Ventures, LLC

By:	/s/ Eric J. Gertler
Name:	Eric J. Gertler
Title:	CEO

(Signature Page to Stockholders’ Agreement)

STOCKHOLDER:

BorgWarner Inc.

By:	/s/ Tonit Calaway
Name:	Tonit Calaway
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

(Signature Page to Stockholders’ Agreement)

STOCKHOLDER:

HG Ventures, LLC

By:	/s/ John Glushik
Name:	John Glushik
Title:	Managing Director

(Signature Page to Stockholders’ Agreement)

Annex A

Stockholder	Shares of Common Stock Beneficially Owned
BorgWarner Inc.	19,315,399
Drew Lane Holdings, LLC	36,635
Drew Lane Capital, LLC	5,071,571
JSG Romeo Holdings, LLC	175,469
Charles S. Duncker	1,446,052
HG Ventures LLC	3,277,268
Carson Levit	3,459,755
Paul Marsolan	2,434,600
OpenDoor Venture Capital, LLC	1,366,095
Ken Fried	1,442,516
Michael Patterson	12,847,937
TAGH Investments, LLC	923,161
Ulysses Ventures, LLC	6,547,754
George Wellde, Jr.	2,060,970
RMG Sponsor, LLC	5,175,000